FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     August 15, 1996
                                                 -----------------------


                       UNITED DOMINION REALTY TRUST, INC.
             (Exact name of registrant as specified in its charter)

         Virginia                     1-10524                54-0857512
State or other jurisdiction of      (Commission            (I.R.S. Employer
incorporation of organization)     File Number)            Identification No.)

        10 South Sixth Street, Suite 203, Richmond, Virginia  23219-3802
                    (Address of principal executive offices)

Registrant's telephone number, including area code    (804) 780-2691
                                                   -------------------


                                   NO CHANGE

          (Former name or former address, if change since last report)

ITEM 2. Acquisition or Disposition of Assets

On August 15, 1996, the registrant, United Dominion Realty Trust, Inc. (the "Company") acquired a portfolio of 18 apartment communities, containing 4,508 apartment homes, for an aggregate purchase price of $182.6 million, including closing costs (the "Southeast Portfolio"), from entities and individuals that control the real property owners (the "Seller"). This transaction is considered "significant", thus necessitating the filing of this Form 8-K. The acquisition of the Southeast Portfolio was financed through several sources which include:
(i) cash of $25.1 million, (ii) the assumption of secured debt encumbering the properties in the aggregate amount of $109.8 million, (iii) Seller financing (unsecured) of $25.0 million and (iv) 1.7 million newly issued shares of the Company's common stock valued at $22.7 million ($13.50 per share). The debt to be assumed includes $71.2 million provided by First Union National Bank and Wachovia Bank under secured credit facilities.

At closing, the Company acquired an option to purchase three additional North Carolina apartment communities containing 1,160 apartment homes for approximately $59 million. The option can be exercised during the first quarter of 1997.

        The 18 apartment communities contained in the Southeast Portfolio are located in North Carolina (13), South Carolina (3), Georgia (1), and Virginia
(1) and contain 4,508 apartment homes, built at various times between 1966 and 1996 (weighted average year built - 1986). A description of each of the properties, the real property owners and related mortgage and construction debt (exclusive of the First Union National Bank and Wachovia Bank secured debt described above) is outlined below:

        * South Hills Apartments was conveyed by Carolina Residential Income Properties, L.L.C. South Hills Apartments, located in Charlotte, North Carolina, is a 144 unit garden apartment community located on 12.85 acres constructed in 1984.

        * Chateau Village Apartments was conveyed by Southeast Mortgage & Investment Corporation. Chateau Village Apartments, located in Gastonia, North Carolina, is a 250 unit garden apartment community located on 22.98 acres constructed in 1974.

        * Woodberry Apartments was conveyed by Carolina Residential Income Properties, L.L.C. Woodberry Apartments, located in Asheville, North Carolina, is a 168 unit garden apartment community located on 22.03 acres constructed in 1987.

        * Lake Brandt Apartments was conveyed by Southeast Mortgage & Investment Corporation. Lake Brandt Apartments, located in Greensboro, North Carolina, is a 284 unit garden apartment community located on 32.25 acres constructed in 1995.

        * Northwinds Apartments was conveyed by Carolina Residential Income Properties, L.L.C. Northwinds Apartments, located in Greensboro, North Carolina, is a 232 unit garden apartment community located on 28.68 acres constructed in 1988 and 1989.

        * Westwinds Apartments was conveyed by Carolina Residential Income Properties, L.L.C. Westwinds Apartments, located in Greensboro, North Carolina, is a 276 unit garden apartment community located on 20.75 acres constructed in 1986.

        *      Deerwood Crossing Apartments was conveyed by Southeast
               Mortgage & Investment Corporation. Deerwood Crossing Apartments, located in Winston-Salem, North Carolina, is a 285 unit garden and townhouse style apartment community located on 26.91 acres constructed in 1973.

        * Dutch Village Apartments was conveyed by Southeast Mortgage & Investment Corporation. Dutch Village Apartments, located in Winston-Salem, North Carolina, is a 203 unit garden and townhouse style apartment community located on 13.98 acres constructed in 1970.

        *      Ramsgate Apartments was conveyed by Carolina Residential
               Income Properties, L.L.C. Ramsgate Apartments, located in Chapel Hill , North Carolina, is a 188 unit garden apartment community located on 12.96 acres constructed in 1988.

        *      Cumberland Trace Apartments was conveyed by Southeast Mortgage
               & Investment Corporation. Cumberland Trace Apartments, located in Fayetteville, North Carolina, is a 248 unit garden apartment community located on 21.79 acres constructed in 1973.

        *      Morganton Place Apartments was conveyed by Southeast Mortgage
               & Investment Corporation. The property is encumbered by an $8.7 million mortgage note payable bearing a variable rate of interest at LIBOR + 1.0%. Morganton Place Apartments, located in Fayetteville, North Carolina, is a 280 unit garden apartment community located on 13.63 acres constructed in 1994.

        *      The Village at Cliffdale Apartments was conveyed by The
               Village at Cliffdale, L.L.C. The property is encumbered by a $10.5 million mortgage note payable bearing interest at 7.875%. The Village at Cliffdale Apartments, located in Fayetteville, North Carolina, is a 356 unit garden apartment community located on 24.78 acres constructed in 1991 and 1992.

        * Cape Harbor Apartments was conveyed by Southeast Mortgage & Investment Corporation. Cape Harbor is encumbered by a $9.5 million construction loan bearing interest at LIBOR + 1.0%. Cape Harbor Apartments, located in Wilmington, North Carolina, is a 360 unit garden apartment community located on 24.78 acres constructed in 1995 and 1996.

        * Rivergate Apartments was conveyed by Rivergate Apartments Inc. The property is encumbered by a $9.8 million mortgage note payable at 8.0%. Rivergate Apartments, located in Columbia, South Carolina, is a 316 unit garden apartment community located on
               19.20 acres constructed in 1989.

        * Stonesthrow Apartments was conveyed by Carolina Residential Income Properties, L.L.C. Stonesthrow Apartments, located in Greenville, South Carolina, is a 388 unit garden apartment community located on 26.10 acres constructed in 1990 and 1995.

        * Westgate Apartments was conveyed by Spartanburg Multi-Family Associates. Westgate Apartments, located in Spartanburg, South Carolina, is a 122 unit garden apartment community located on
               7.95 acres constructed in 1976.

        *      Lake of the Woods Apartments was conveyed by Southeast
               Mortgage & Investment Corporation. Lake of the Woods Apartments, located in Atlanta, Georgia, is a 216 unit garden apartment community located on 22.12 acres constructed in 1989.

        * Kings Arms Apartments was conveyed by Southeast Mortgage & Investment Corporation. Kings Arms Apartments, located in Virginia Beach, Virginia , is a 192 unit garden and townhouse style apartment community located on 15.88 acres constructed in 1966.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

               Description                                           Location

(a)            Financial Statements of Businesses Acquired         5 through 8

(b)            Pro Forma Financial Information                     9 through 21

(c)            Exhibits
                (2)   Agreement of Purchase and Sales dated
                      July 1, 1996
               (24)   Consents of Independent Auditors

                     [DIXON, ODOM & CO., L.L.P. LETTERHEAD]

                    Report of Independent Public Accountants

To the Board of Directors
United Dominion Realty Trust, Inc.

We have audited the accompanying combined statement of rental operations of the Properties, as set forth in Note 1, for the year ended December 31, 1995. This combined statement is the responsibility of the management of the Properties. Our responsibility is to express an opinion on this combined statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion on a Current Report on Form 8-K of United Dominion Realty Trust and excludes material expenses as described in Note 2 and is not intended to be a complete presentation of the revenues from rental properties and rental property expenses of the Properties.

In our opinion, the combined statement referred to above presents fairly, in all material respects, the combined revenues from rental properties and combined rental property expenses of the Properties described in Note 1 for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



/s/ DIXON, ODOM & CO, L.L.P.
Greensboro, North Carolina
May 16, 1996

                                 THE PROPERTIES

                    Combined Statements of Rental Operations

                 Six Months Ended June 30, 1996 (Unaudited) and
                     Year Ended December 31, 1995 (Audited)

                                            Six Months
                                               Ended              Year Ended
                                            June 30, 1996     December 31, 1995

Revenues from rental properties            $12,917,005          $22,550,067

Rental property expenses:
        Real estate taxes                      972,687            1,627,295
        Repairs and maintenance              1,462,040            3,078,425
        Utilities                              880,938            1,630,452
        Property management fees               636,789            1,097,089
        Other operating expenses               963,226            1,895,978
                                            ----------           ----------
Total rental property expenses               4,915,680            9,329,239
                                            ----------           ----------
Income from rental operations              $ 8,001,325          $13,220,828
                                            ==========           ==========


The accompanying notes are an integral part of these financial statements.

                                 THE PROPERTIES

             Notes to the Combined Statements of Rental Operations

                 Six Months Ended June 30, 1996 (Unaudited) and
                     Year Ended December 31, 1995 (Audited)

(1) Basis of Presentation

    The Properties consist of residential apartment communities together with the existing leases and property management agreements. The assets that comprise the Properties have been held as investments of Partnerships or Companies affiliated with the Properties throughout the six months ended June 30, 1996 and the year ended December 31, 1995. The accompanying financial statements present the results of the combined rental operations of the Properties as a single entity. The residential apartment communities included in the financial statements are as follows:

                                                                                                  No. of
    Apartment Property        Owner                                          Location             Homes
    Cape Harbor               Southeast Mortgage & Investment Corp.          Wilmington, NC        360
    Chateau Village           Southeast Mortgage & Investment Corp.          Gastonia, NC          250
    Cumberland Trace          Southeast Mortgage & Investment Corp.          Fayetteville, NC      248
    Deerwood Crossing         Southeast Mortgage & Investment Corp.          Winston-Salem, NC     285
    Dutch Village             Southeast Mortgage & Investment Corp.          Winston-Salem, NC     203
    Kings Arms                Southeast Mortgage & Investment Corp.          Virginia Beach, VA    192
    Lake Brandt               Southeast Mortgage & Investment Corp.          Greensboro, NC        284
    Lake of the Woods         Southeast Mortgage & Investment Corp.          Atlanta, GA           216
    Morganton Place           Southeast Mortgage & Investment Corp.          Fayetteville, NC      280
    Northwinds                Carolina Residential Income Properties, LLC    Greensboro, NC        232
    Ramsgate                  Carolina Residential Income Properties, LLC    Chapel Hill, NC       188
    Rivergate                 Rivergate Apartments, Inc.                     Columbia, SC          316
    South Hills               Carolina Residential Income Properties, LLC    Charlotte, NC         144
    Stonesthrow               Carolina Residential Income Properties, LLC    Greenville, SC        388
    The Village at Cliffdale  The Village at Cliffdale, LLC                  Fayetteville, NC      356
    Westgate                  Spartanburg Multi-Family Associates            Spartanburg, SC       122
    Westwinds                 Carolina Residential Income Properties, LLC    Greensboro, NC        276
    Woodberry                 Carolina Residential Income Properties, LLC    Asheville, NC         168
                                                                                                 -----
                                                                                                 4,508
                                                                                                 =====

(2)     Summary of Significant Accounting Policies

        Revenue and Expense Recognition

        The accompanying combined statements of rental operations have been prepared using the accrual method of accounting. Certain expenses such as depreciation, amortization, income taxes and mortgage interest expense are not reflected in the statement of rental operations, as required by Rule 3-14 of Regulation S-X of the Securities and Exchange Commission.

- -Continued-

                                 THE PROPERTIES

             Notes to the Combined Statements of Rental Operations

                 Six Months Ended June 30, 1996 (Unaudited) and
                     Year Ended December 31, 1995 (Audited)

(2)     Summary of Significant Accounting Policies (Continued)

        Repairs and Maintenance

        Repairs and maintenance costs were expensed as incurred, while significant improvements, renovations and replacements were capitalized.

        Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)     Related Party Transactions

        Property management services were provided through an affiliate of the Properties. Fees for such services are 5% of effective gross rental income of those Properties. For the six months ended June 30, 1996 and for the year ended December 31, 1995, management fees were $636,789 and $1,097,089, respectively. Lawn and grounds maintenance and certain repair and maintenance services were provided by an affiliate of the Properties. Amounts paid for such services were $377,794 and $887,902 for the six months ended June 30, 1996 and for the year ended December 31, 1995, respectively.

                       UNITED DOMINION REALTY TRUST, INC.
                  CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

        The following consolidated pro forma balance sheet at June 30, 1996 gives effect to the acquisition by the Company of the 18 apartment communities included in the Southeast Portfolio and other acquisitions made during 1995. The 18 apartment communities were purchased from various affiliated real estate entities.

        The following consolidated pro forma statements of operations for the year ended December 31, 1995 and for the six months ended June 30, 1996 assume the acquisition of the Southeast Portfolio and other acquisitions made during 1995 as if they had occurred at the beginning of each period presented.

        The consolidated pro forma statements have been prepared by the management of the Company. The consolidated pro forma statements of operations may not be indicative of the results that would have occurred had the acquisitions been completed on the dates indicated. Also, they are not necessarily indicative of future results. The consolidated pro forma financial statements should be read in conjunction with the Company's audited consolidated financial statements for the year ended December 31, 1995 (included in the Company's Form 10-K for the year ended December 31, 1995) and its unaudited consolidated financial statements as of June 30, 1996 and for the six months then ended (included in the Company's Form 10-Q for the period ended June 30, 1996) and the accompanying notes thereto.

                       UNITED DOMINION REALTY TRUST, INC.
                      CONSOLIDATED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1996
                                  (Unaudited)
                       (In thousands, except share data)



                                                                                                    SOUTHEAST
                                                                                                    PORTFOLIO            PRO
                                                                                  HISTORICAL (1)    ACQUISITION         FORMA
                                                                                  --------------    ------------     ----------
Assets

Real estate held for investment:                                                  $1,238,045         $182,641 (2)    $1,420,686
       Less accumulated depreciation                                                 146,988                            146,988
                                                                                  ----------     ------------        ----------
                                                                                   1,091,057          182,641         1,273,698
Real estate held for disposition                                                      48,710                             48,710
Cash and cash equivalents                                                              7,592                              7,592
Other assets                                                                          23,560                             23,560
                                                                                  ----------    -------------       -----------
                                                                                  $1,170,919         $182,641        $1,353,560
                                                                                  ==========    =============       ===========


Liabilities and shareholders' equity
Mortgage notes payable                                                              $195,017         $109,819 (3)      $304,836
7 1/4% Notes due April 1, 1999                                                        75,000                             75,000
8 1/2% debentures due September 15, 2024                                             150,000                            150,000
Other notes payable                                                                  197,118           50,144 (4)       247,262
Distributions payable to shareholders                                                 13,621                             13,621
Accounts payable, accrued expenses and other                                          30,315                             30,315
                                                                                  ----------    -------------       -----------
                                                                                     661,071          159,963           821,034

Minority interest of unitholders in Operating Partnership                              2,007                              2,007

Shareholders' equity:
       Preferred stock, no par value; 25,000,000 shares authorized:
            9 1/4% Series A Cumulative Redeemable Preferred Stock (liquidation preference of $25 per share), 4,200,000 shares
            issued and outstanding                                                   105,000                            105,000
       Common stock, $1 par value; 100,000,000 shares authorized
            56,745,450 shares issued and outstanding (58,425,920 in pro forma)        56,745            1,680 (5)        58,425
       Additional paid in capital                                                    485,408           20,998 (6)       506,406
       Notes receivable from officer shareholders                                     (6,024)                            (6,024)
       Distributions in excess of earnings                                          (134,628)                          (134,628)
       Unrealized gain on securities available-for-sale                                1,340                              1,340
                                                                                  ----------    -------------       -----------
       Total shareholders' equity                                                    507,841           22,678           530,519
                                                                                  ----------    -------------       -----------
                                                                                  $1,170,919         $182,641        $1,353,560
                                                                                  ==========    =============       ===========


See accompanying notes.

                       UNITED DOMINION REALTY TRUST, INC.
                 NOTES TO CONSOLIDATED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1996
                                  (UNAUDITED)

Basis of Presentation

The accompanying consolidated pro forma balance sheet assumes the completion, as of June 30, 1996, of: (i) the acquisition of a portfolio of 18 apartment communities, containing 4,508 apartment homes, for an aggregate purchase price of approximately $182.6 million, including closing costs, (ii) additional borrowings under bank lines of credit of approximately $25.1 million, (iv) the assumption of secured debt encumbering the properties in the aggregate amount of approximately $109.8 million, (v) Seller financing of approximately $25.0 million and (vii) issuance of approximately 1.7 million shares of the Company's common stock valued at $22.7 million.

(1) Represents the Company's Historical Consolidated Balance Sheet contained in its Quarterly Report on Form 10-Q for the quarter ended June 30, 1996.

(2) Represents the purchase price of $182.6 million, including closing costs, for the 18 properties acquired in the Southeast Portfolio.

(3) Represents the assumption of mortgage notes payable and secured senior credit facilities in connection with the acquisition of the Southeast Portfolio. Four of the mortgage notes payable encumber specific properties and seven of the notes are senior credit facilities which are cross-collateralized by various properties as follows:

        Specific Mortgage or Construction Notes Payable:


                                               Loan          Interest
        Property Name                         Amount           Rate
        Cape Harbor*                        $  9,500,000     6.531% (Variable-LIBOR + 1%)
        The Village at Cliffdale              10,509,232     7.875%
        Rivergate                              9,837,246     8.000%
        Morganton Place                        8,739,750     6.531% (Variable-LIBOR + 1%)
                                            ------------
                                            $ 38,586,228
                                            ============


        *Construction Note Payable


        Cross-Collateralize Secured Notes Payable:

                                                 Loan         Interest
        Lender                                 Amount          Rate
        Wachovia Bank**                     $ 10,000,000     7.14% (a)
        Wachovia Bank**                        5,000,000     6.98% (a)
        Wachovia Bank**                       25,000,000     6.53% (Variable-LIBOR +1%)
        First Union National Bank***          20,000,000     7.75% (a)
        First Union National Bank***           5,000,000     7.38% (a)
        First Union National Bank***           5,000,000     7.50% (a)
        First Union National Bank***           1,232,805     6.61% (Variable-LIBOR +1.18%)
                                            ------------
                                            $ 71,232,805
                                            ============
        Total Mortgage Notes Payable        $109,819,033
                                            ============

** The Wachovia Bank senior credit facility is secured by the following six properties contained in the Southeast Portfolio: Stonesthrow Apartments, South Hills Apartments, Woodberry Apartments, Northwinds Apartments, Westwinds Apartments and Ramsgate Apartments. For purposes of this Form 8- K, LIBOR is assumed to be 5.53% which represents the 3 month LIBOR on August 15, 1996, the date of the acquisition.

*** The First Union National Bank senior credit facility is secured by the following seven properties contained in the Southeast Portfolio:
        Lake of the Woods Apartments, Chateau Village Apartments, Lake Brandt Apartments, Deerwood Crossing Apartments, Dutch Village Apartments, Cumberland Trace Apartments and Kings Arms Apartments. For purposes of this Form 8- K, LIBOR is assumed to be 5.43% which represents the 1 month LIBOR on August 15, 1996, the date of the acquisition.

(a) The Company assumed five interest rate swap agreements in connection with the acquisition of the Southeast Portfolio. There are two interest rate swap agreements with Wachovia Bank in the aggregate notional amount of $15 million and three interest rate swap agreements with First Union National Bank in the aggregate notional amount of $30 million which involve the exchange of fixed and variable-rate interest payments without the exchange of the underlying principal amounts. Under the five swap agreements, the Company pays a fixed-rate of interest on the notional amounts and receives a variable-rate on the notional amounts. The interest rate swap agreements effectively change the Company's interest rate exposure from a variable-rate to a weighted average fixed-rate of 7.46%. The effective fixed interest rates that the Company swapped into are used for the interest expense calculations in this Form 8-K.

(4) Represents other notes payable assumed or borrowed by the Company as follows: (i) additional bank line borrowings by the Company of $25.1 million at a weighted average interest rate of 6.01% (represents the Company's market interest rate for short-term bank borrowings in effect at the time of the acquisition of the Southeast Portfolio) and (ii) the issuance of an unsecured note in the amount of $25.0 million bearing interest of 7.10% to the Seller of the Southeast Portfolio.

(5) Represents the issuance of 1,679,840 shares of the Company's common stock ($1 par value) to the Seller of the Southeast Portfolio valued at $13.50 per share (the closing sales price of the Company's common stock on the date of the acquisition) for total consideration of $22.7 million.

(6) Represents the value of the consideration for the shares issued to the Seller of the Southeast Portfolio attributable to additional paid-in-capital (excess over par value of $1).

                       UNITED DOMINION REALTY TRUST, INC.
                 CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                 For the Twelve Months Ended December 31, 1995
                                  (Unaudited)
                (In thousands of dollars, except per share data)


                                                                              ACQUISITIONS
                                                                              PREVIOUSLY
                                                                               REPORTED ON         JUNE 30, 1995 AND
                                                                             FORM 8-K DATED        DECEMBER 28, 1995
                                                                            JUNE 30, 1995 AND         ACQUISITIONS
                                                                             FORM 8-K DATED            PRO FORMA
                                                      HISTORICAL (1)      DECEMBER 28, 1995 (2)     ADJUSTMENTS (3)
                                                      --------------      ---------------------    -----------------
Income

       Rental Income                                          $195,240                  $6,519              $1,045
       Interest and other income                                 1,692                                        (269)(4)
                                                         -------------    --------------------     -----------------
                                                               196,932                   6,519                 776
Expenses
       Rental Expenses
            Utilities                                           14,464                     430                  64
            Repairs & maintenance                               30,374                     895                  98
            Real estate taxes                                   14,058                     504                  67
            Property management                                  5,300                     284                 (25)(5)
            Other operating expenses                            17,446                     844                 106
       Depreciation of real estate owned                        38,939                                       1,088 (6)
       Interest                                                 40,646                                         532 (7)
       General and administrative                                4,865
       Other depreciation and amortization                       1,103
       Other expenses:
            Impairment loss on real estate
                  held for disposition                           1,700
                                                         -------------    --------------------     -----------------
                                                               168,895                   2,957               1,930
                                                         -------------    --------------------     -----------------
Income before gains  (losses) on sales of investments           28,037                   3,562              (1,154)
       and extraordinary item
Gains (losses) on sales of investments                           5,090
                                                         -------------    --------------------     -----------------
Net income                                                      33,127                   3,562              (1,154)
Dividends to preferred shareholders                              6,637                                       2,599 (8)
                                                         -------------    --------------------     -----------------
Net income available to common shareholders                    $26,490                  $3,562             ($3,753)
                                                         =============    ====================     =================
Net income per common share                                      $0.50
                                                         =============
Distributions declared per common share                          $0.90
                                                         =============
Weighted average number of common shares outstanding            52,781







                                                                                                               NON-DEVELOPMENT
                                                                        NON-DEVELOPMENT                          PROPERTIES
                                                                           PROPERTIES                            SOUTHEAST
                                                         PRO FORMA         SOUTHEAST       SOUTH HILLS           PORTFOLIO
                                                        BEFORE 1996        PORTFOLIO       PRO FORMA             PRO FORMA
                                                       ACQUISITIONS      ACQUISITION (9)   ADJUSTMENTS (11)     ADJUSTMENTS
                                                      --------------    ----------------   ----------------    ---------------
Income
       Rental Income                                       $202,804             $17,539              $52
       Interest and other income                              1,423
                                                      --------------    ----------------   ----------------    ---------------
                                                            204,227              17,539               52                    0
Expenses
       Rental Expenses
            Utilities                                        14,958               1,311                4
            Repairs & maintenance                            31,367               2,632               13
            Real estate taxes                                14,629               1,303                5
            Property management                               5,559                 866                3                ($436)(12)
            Other operating expenses                         18,396               1,353                9                   96 (13)
       Depreciation of real estate owned                     40,027                                                     3,780 (14)
       Interest                                              41,178                                                     7,362 (15)
       General and administrative                             4,865
       Other depreciation and amortization                    1,103
       Other expenses:
            Impairment loss on real estate held
               for disposition                                1,700
                                                      --------------    ----------------   ----------------    ---------------
                                                            173,782               7,465               34               10,802
                                                      --------------    ----------------   ----------------    ---------------
Income before gains  (losses) on sales of investments        30,445              10,074               18              (10,802)
      and extraordinary item
Gains (losses) on sales of investments                        5,090
                                                      --------------    ----------------   ----------------    ---------------
Net income                                                   35,535              10,074               18              (10,802)
Dividends to preferred shareholders                           9,236
                                                      --------------    ----------------   ----------------    ---------------
Net income available to common shareholders                 $26,299             $10,074              $18             ($10,802)
                                                      ==============    ================   ================    ===============
Net income per common share                                   $0.50
                                                      ==============
Distributions declared per common share                       $0.90
                                                      ==============
Weighted average number of common shares outstanding         52,781                                                       934 (16)




                                                                               DEVELOPMENT
                                                            DEVELOPMENT        PROPERTIES
                                                            PROPERTIES         SOUTHEAST
                                                            SOUTHEAST          PORTFOLIO
                                                            PORTFOLIO           PRO FORMA           PRO
                                                           ACQUISITION (10)    ADJUSTMENTS         FORMA
                                                           ----------------    ------------    --------------
Income

       Rental Income                                                $5,011                           $225,406
       Interest and other income                                                                        1,423
                                                            ---------------    ------------    --------------
                                                                     5,011               0            226,829
Expenses
       Rental Expenses
            Utilities                                                  319                             16,592
            Repairs & maintenance                                      447                             34,459
            Real estate taxes                                          325                             16,262
            Property management                                        231           ($108)(17)         6,115
            Other operating expenses                                   542              26 (18)        20,422
       Depreciation of real estate owned                                             1,421 (19)        45,228
       Interest                                                                      2,447 (20)        50,987
       General and administrative                                                                       4,865
       Other depreciation and amortization                                                              1,103
       Other expenses:                                                                                      0
            Impairment loss on real estate held
               for disposition                                                                          1,700
                                                            ---------------    ------------    --------------
                                                                     1,864           3,786            197,733
                                                            ---------------    ------------    --------------
Income before gains  (losses) on sales of investments and            3,147          (3,786)            29,096
       extraordinary item
Gains (losses) on sales of investments                                                                  5,090
                                                            ---------------    ------------    --------------
Net income                                                           3,147          (3,786)            34,186
Dividends to preferred shareholders                                                                     9,236

Net income available to common shareholders                         $3,147         ($3,786)           $24,950
                                                            ===============    ============    ==============
Net income per common share                                                                            $0.46
                                                                                               ==============
Distributions declared per common share                                                                $0.90
                                                                                               ==============
Weighted average number of common shares outstanding                                   441 (21)        54,156




See accompanying notes.

                       UNITED DOMINION REALTY TRUST, INC.
                CONSOLIDATED PRO FORMA  STATEMENT OF OPERATIONS
                     For the Six Months Ended June 30, 1996
                                  (UNAUDITED)
                (In thousands of dollars, except per share data)


                                                                                              NON-DEVELOPMENT
                                                                          NON-DEVELOPMENT       PROPERTIES
                                                                            PROPERTIES          SOUTHEAST
                                                                             SOUTHEAST          PORTFOLIO
                                                                             PORTFOLIO          PRO FORMA
                                                        HISTORICAL (1)    ACQUISITION (9)      ADJUSTMENTS
                                                       -----------------  ---------------     ------------
Income
    Rental Income                                              $112,036           $9,160
    Interest  and other income                                      795
                                                       -----------------  ---------------     ------------
                                                                112,831            9,160                0
Expenses
    Rental expenses:
          Utilities                                               8,385              662
          Repairs & maintenance                                  19,136            1,146
          Real estate taxes                                       8,189              651
          Property management                                     2,748              452            ($228)(12)
          Other operating expenses                               10,453              699               48 (13)
    Depreciation of real estate owned                            21,365                             1,880 (14)
    Interest                                                     21,883                             3,661 (15)
    General and administrative                                    2,932
    Other depreciation and amortization                             560
    Impairment loss on real estate held for disposition             290
                                                       -----------------  ---------------     ------------
                                                                 95,941            3,610            5,361

Income before gains (losses) on sales of investments and         16,890            5,550           (5,361)
    minority interest of unitholders in Operating Partnership
Gains (losses) on sales of investments                              836
Minority interest of unitholders in Operating Partnership            (1)
                                                       -----------------  ---------------     ------------
Net income                                                       17,725            5,550           (5,361)
Dividends to preferred shareholders                               4,856
                                                       -----------------  ---------------     ------------
Net income available to common shareholders                     $12,869           $5,550          ($5,361)
                                                       =================  ===============     ============

Net income per common share                                       $0.23
                                                       =================

Distributions declared per common share                           $0.48
                                                       =================

Weighted average number of common shares outstanding             56,566                               934 (16)






                                                                                      DEVELOPMENT
                                                               DEVELOPMENT            PROPERTIES
                                                                PROPERTIES            SOUTHEAST
                                                                SOUTHEAST             PORTFOLIO
                                                                PORTFOLIO             PRO FORMA             PRO
                                                               ACQUISITION (10)       ADJUSTMENTS          FORMA
                                                               -------------          ------------       ---------
Income
    Rental Income                                                    $3,757                               $124,953
    Interest  and other income                                                                                 795
                                                               -------------          ------------       ---------
                                                                      3,757                     0          125,748
Expenses
    Rental expenses:
          Utilities                                                     219                                  9,266
          Repairs & maintenance                                         316                                 20,598
          Real estate taxes                                             321                                  9,161
          Property management                                           184                  ($92)(17)       3,064
          Other operating expenses                                      266                    18 (18)      11,484
    Depreciation of real estate owned                                                       1,022 (19)      24,267
    Interest                                                                                1,729 (20)      27,273
    General and administrative                                                                               2,932
    Other depreciation and amortization                                                                        560
    Impairment loss on real estate held for disposition                                                        290
                                                               -------------          ------------       ---------
                                                                      1,306                 2,677          108,895

Income before gains (losses) on sales of investments and              2,451                (2,677)          16,853
    minority interest of unitholders in Operating Partnership
Gains (losses) on sales of investments                                                                         836
Minority interest of unitholders in Operating Partnership                                                       (1)
                                                               -------------          ------------       ---------
Net income                                                            2,451                (2,677)          17,688
Dividends to preferred shareholders                                                                          4,856
                                                               =============          ============       =========
Net income available to common shareholders                          $2,451               ($2,677)         $12,832
                                                               =============          ============       =========

Net income per common share                                                                                  $0.22
                                                                                                         =========

Distributions declared per common share                                                                      $0.48
                                                                                                         =========

Weighted average number of common shares outstanding                                          588 (21)      58,088




See accompanying notes.

                       UNITED DOMINION REALTY TRUST, INC.
            NOTES TO CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                   FOR THE SIX MONTHS ENDED JUNE 30, 1996 AND
                        THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)

Basis of Presentation

For presentation purposes in the consolidated pro forma statements of operations on this Form 8-K, the Southeast Portfolio has been segregated into two components, the development properties and the non-development properties. There are 14 properties containing 3,196 units which are considered non-development properties and 4 properties containing 1,312 units which are considered development properties. The 14 non-development properties were built prior to 1995 and the four development properties had completed units available for occupancy at various times during 1995 and 1996. For each of the periods presented, the pro forma adjustments for the four development properties are determined based upon the weighted average balance of the purchase price outstanding. The weighted average balance of the purchase price outstanding was calculated by assuming the properties were financed and acquired by the Company on the dates on which certificates of occupancy were obtained for each unit during 1995 and 1996.

The accompanying consolidated pro forma statements of operations assume the following events occurred on the first day of each reporting period presented:
(i) the acquisition of four apartment communities previously reported on Form 8-K dated December 28, 1995, and (ii) the acquisition of nine apartment communities previously reported on Form 8-K dated June 30, 1995. For 1995, in connection with the acquisitions previously described, the pro forma statements of operations include the April 24, 1995, sale of 4.2 million shares of 9 1/4% Cumulative Redeemable Preferred Stock with a $25 liquidation preference value ("preferred stock"). Net proceeds from the sale of the preferred stock were used to fund the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and to temporarily repay in full, then existing bank debt until such time additional acquisitions were completed. Of the 4.2 million shares sold, 2.7 million shares were assumed to be used to acquire the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and 878,589 shares were assumed to have been used to acquire Hunters Ridge Apartments and Mallards of Wedgewood Apartments (two of the properties included in the acquisitions previously reported on Form 8-K dated December 28, 1995). Therefore, such consolidated pro forma statements of operations assume the issuance of 3.6 million shares of preferred stock from the period January 1, 1995 to April 24, 1995 for the twelve months ended December 31, 1995. In addition, the consolidated pro forma statements of operations assumes the acquisition of the 14 non-development apartment communities contained in the Southeast Portfolio as if it had occurred on the first day of each reporting period presented. The pro forma statements of operations include the effect of debt and equity incurred in connection with the acquisition of the 14 non-development apartment communities contained in the Southeast Portfolio which includes: (i) bank lines of credit of approximately $14.0 million with a weighted average interest rate of 6.01% (the Company's market interest rate on short-term bank borrowings in effect at the time of the acquisition), (ii) the assumption of secured debt encumbering the properties in the aggregate amount of approximately $75.2 million with a weighted average interest rate of 7.30%,
(iii) Seller financing of approximately $13.9 million bearing interest of 7.10%, and (iv) the issuance of approximately 934,000 newly issued shares of the Company's common stock valued at $13.50 per share for total consideration of $12.6 million. The consolidated pro forma statements of operations also assume the acquisition of the four development apartment communities contained in the Southeast Portfolio. The pro forma statements of operations include the effect of debt and equity incurred in connection with the acquisition of the four development apartment communities contained in the Southeast Portfolio which includes: (i) bank lines of credit of approximately $11.2 million with a weighted average interest rate of 6.01% (the Company's market interest rate on short-term bank borrowings in effect at the time of the acquisition), (ii) the assumption of secured debt encumbering the properties in the aggregate amount of approximately $34.6 million with a weighted average interest rate of 6.59%,
(iii) Seller financing of approximately $11.1 million bearing interest of 7.10% and (iv) the issuance of approximately 746,000 newly issued shares of the Company's common stock valued at $13.50 per share for total consideration of $10.1 million.
                                       15

The unaudited pro forma statements of operations are not necessarily indicative of what the Company's results would have been for the six months ended June 30, 1996 and for the year ended December 31, 1995 if the acquisitions had been consummated at the beginning of each period presented, nor do they purport to be indicative of the results of operations or financial position in future periods.

(1) Represents the Company's Historical Statements of Operations contained in its Quarterly Report on Form 10-Q for the six months ended June 30, 1996 and its Annual Report on Form 10-K for the year ended December 31, 1995.

(2) Amounts appearing under the column entitled "Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and Form 8-K dated December 28, 1995" give effect to significant acquisitions that have been previously reported to the Securities and Exchange Commission by the Company on Form 8-K dated June 30, 1995 and Form 8-K dated December 28, 1995. A reconciliation of net income for the twelve months ended December 31, 1995 is as follows:

                                                            Net Income
                             Filing to Update              Twelve Months
        8-K Filed                     8-K                  (In thousands)
        ---------            -----------------------      ---------------
        June 30, 1995                N/A                    $    1,821
        December 28, 1995          8-K/A                         1,741
                                                                 -----
                                                            $    3,562
                                                                 =====

(3) Represents operations of the Acquisitions Previously Reported on Form 8-K Dated June 30, 1995 for the 33 day period from April 1, 1995 to May 3, 1995, which represents the period not owned by the Company during the second quarter of 1995 (based on the operating statements of the properties for the stub period January 1, 1995 to March 31, 1995). The unaudited combined statements of rental operations were for the stub period January 1, 1995 to March 31, 1995.

(4) Reflects the reduction of interest income associated with the use of short-term investments to acquire Hunters Ridge Apartments (66 of the 365 days during 1995) and Mallards of Wedgewood Apartments (93 of the 365 days during 1995) at market interest rates in effect at the time of the acquisition. As discussed in the "Basis of Presentation", Hunters Ridge Apartments and Mallards of Wedgewood Apartments were assumed to have been acquired with 878,589 shares of the preferred stock. The net proceeds from the sale of the preferred stock were received on April 24, 1995 and were temporarily invested in short-term investments until such time as these acquisitions occurred.

                                   Purchase       Interest    Interest Income
        Property                    Price          Rate        Adjustment
        --------                 -----------      --------    ---------------
        Hunters Ridge            $13,403,983       6.17%       $  149,544
        Mallards of Wedgewood      7,823,950       6.00%          119,610
                                 -----------                   ----------
                                 $21,227,933                   $  269,154
                                 ===========                   ==========

(5) Reflects the net reduction in property management fees for the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and Form 8-K dated December 28, 1995. The Company internally managed its apartment portfolio at a then assumed cost of approximately 3.5% of rental income (based on 1994 actual information). The Company uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee. As documented in Notes 12 and 17, based upon 1995 actual information, the Company internally managed its apartment properties at an assumed cost of approximately 2.5% of rental income. The decrease in the management fee from 3.5% in 1994 to 2.5% in 1995 was a result of the economies of scale and efficiencies the Company achieved due to the significant growth experienced by the Company during this same time.

(6) Reflects the net adjustments to depreciation expense to record the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 and December 28, 1995 at the beginning of each period presented. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. Buildings have been depreciated over 35 years and other improvements over 15 years based upon the initial cost of the Acquisitions Previously Reported on Form 8-K dated June 30, 1995 of $65.7 million and Acquisitions Previously Reported on Form 8-K dated December 31, 1995 of $32.9 million. The allocation and estimated useful lives are as follows:

        Acquisitions Previously Reported on Form 8-K dated June 30, 1995:

                                                  Estimated       Twelve Month
                              Allocation of      Useful Life      Depreciation
                             Purchase Price        In Years       Adjustment**

        Building             $ 50,495,338           35            $ 492,931
        Other Improvements      2,916,939           15               66,441
        Land                   12,292,524           N\A                  --
                               ----------                          --------
                             $ 65,704,801                         $ 559,372
                             ============                         =========

** The Acquisitions Previously Reported on Form 8-K Dated June 30, 1995 were purchased by the Company on May 4, 1995, as such, the depreciation adjustment for the twelve months ended December 31, 1995 is computed for the 123 day period (out of 360 days) the properties were not owned by the Company.

        Acquisitions Previously Reported on Form 8-K dated  December 28, 1995:

                                                    Estimated      Twelve Month
                             Allocation of         Useful Life     Depreciation
                             Purchase Price          In Years      Adjustment**

        Building             $ 25,438,503             35            $   442,549
        Other Improvements      2,138,662             15                 86,814
        Land                    5,290,780             N\A                   --
                             ------------                           -----------
                             $ 32,867,945                           $   529,363
                             ============                           ===========

        Total                $ 98,572,746                           $ 1,088,735
                             ============                           ===========

** The Acquisitions Previously reported on Form 8-K Dated December 28, 1995 were purchased by the Company at various times during the second and third quarters of 1995. The depreciation adjustment is computed for each property based on the number of days the properties were not owned by the Company. The weighted average number of days the properties were not owned by the Company during 1995 was 219.20 days (out of 360 days).

(7) Reflects the additional interest expense associated with the Acquisitions Previously Reported on Form 8-K dated December 28, 1995 as follows: (i) variable-rate bank debt aggregating $2.7 million used to fund the acquisitions at assumed interest rates equal to market rates in effect at the time of each respective acquisition, (ii) the assumption of a fixed-rate mortgage note in the amount of $3.3 million bearing interest of 7.6% in connection with the acquisition of Marble Hill Apartments and (iii) the assumption of a $5.6 million variable-rate tax-exempt housing bond bearing interest of 5.14% in connection with the acquisition of Andover Place Apartments.

                                                                    Twelve Month
                                            Amount       Interest     Interest
        Property        Type of Debt         Debt          Rate     Adjustment**
        --------        ------------      ------------   --------   ------------
        Marble Hill     Bank Debt         $  2,629,662     6.48%    $ 126,517
        Marble Hill     Mortgage Debt        3,344,066     7.60%      188,697
        Andover Place   Bank Debt               46,284     6.48%        2,227
        Andover Place   Tax-Exempt Bonds     5,620,000     5.14%      214,475
                                          -------------  --------   ---------
                                          $ 11,640,012              $ 531,916
                                          =============             =========

** For the twelve months ended December 31, 1995, the interest expense adjustment is for 271 days (based on a 365 day year) as the properties were purchased on September 28, 1995.

 (8) Reflects the adjustment to net income to record dividends paid to preferred shareholders on 3,598,001 shares of preferred stock in calculating net income available to common shareholders for the 114 day period (out of 365 days) from the period January 1, 1995 to April 24, 1995 for the twelve months ended December 31, 1995.

(9) Represents the actual results of operations for the 14 properties containing 3,196 units which are considered non-development properties. A reconciliation of the net income of the development and non-development properties to the audited combined results of operations for the twelve months ended December 31, 1995 and the unaudited combined results of operations for the six months ended June 30, 1996, as appearing in the report elsewhere herein is as follows:

                                                Net Income      Net Income
                                              Twelve Months     Six Months
        Properties                               (In 000's)     (In 000's)
        ----------                          ----------------   ----------
        Development Properties              $      3,147       $  2,451
        Non-Developmement Properties              10,074          5,550
                                                  ------          -----
                                            $     13,221        $ 8,001
                                                  ======          =====

(10) Represents the actual results of operations for the 4 properties containing 1,312 units which are considered development properties. See
        Note 9 above.

(11) Represents operations of South Hills Apartments for the 29 day period from January 1, 1995 to January 29, 1995, which represents the period not owned by the Sellers of the Southeast Portfolio during 1995 (based on the unaudited operating statement of the property for the stub period January 30, 1995 to December 31, 1995).

(12) Reflects the net decrease in property management fees for the non-development properties. The Company internally manages its apartment properties at an assumed cost of approximately 2.5% of rental income (based upon 1995 actual information). The Company uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(13) Represents the net increase in insurance expense to reflect that the Company insures its apartments for approximately $29.97 per unit more than the historical insurance expense of the 3,196 apartment units for the the non-development properties contained in Southeast Portfolio (the six months ended June 30, 1996, includes a pro forma adjustment for 182 out of 366 days).

(14) Reflects the net adjustments to depreciation expense to record the non-development properties in the Southeast Portfolio acquisition at the beginning of each period presented. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocation of the Southeast Portfolio. Buildings have been depreciated over 35 years and other improvements over a weighted average life of 7.1622 years based upon the initial cost of the non-development properties in the Southeast Portfolio of $115.7 million. The allocation and useful lives are as follows for the non-development properties:

                                                      Twelve Months   Six Months
                         Allocation of  Useful Life   Depreciation  Depreciation
                         Purchase Price  In Years     Adjustment**  Adjustment**

      Building            $ 96,637,354     35        $ 2,761,067    $ 1,372,990
      Other Improvements     7,296,003   7.1622        1,018,681        506,557
      Land                  11,739,024    N\A                  -            --
                            ----------               -----------    -----------
                          $115,672,381               $ 3,779,748    $ 1,879,547
                          ============               ===========    ===========

** The six months ended June 30, 1996, includes a pro forma adjustment for 182 out of 366 days. The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(15) Reflects the additional interest expense associated with the acquisition of the non-development properties contained in the Southeast Portfolio as follows: (i) variable-rate bank debt aggregating $14.0 million used to fund the acquisition at assumed interest rates equal to market rates in effect at the time of the acquisition of 6.01%, (ii) the assumption of secured debt in the amount of $75.2 million which includes two mortgage notes aggregating $20.3 million and seven cross-collateralized notes aggregating $54.9 million with a weighted average interest rate of 7.36% (See Note 3 of the Notes to the Consolidated Balance Sheet), and
        (iii) the issuance of a fixed-rate $13.9 million note to the Seller of the Southeast Portfolio bearing interest of 7.10%.



                                       Weighted
                                       Average     Twelve Month          Six Month
                                       Interest    Interest Expense   Interest Expense
        Type of Debt       Amount        Rate      Adjustment**         Adjustment**
        ------------   ------------   ---------    ----------------   ----------------
        Bank Lines     $ 13,982,880       6.01%    $   840,371        $    417,889
        Secured Debt*    75,175,680   7.362172%      5,534,563           2,752,160
        Note to Seller   13,902,591       7.10%        987,084             490,845
                       ------------   ---------    -----------        -------------
                       $103,061,151                $ 7,362,018        $  3,660,894
                       ============                ===========        =============


** The six months ended June 30, 1996, includes a pro forma adjustment for 182 out of 366 days. The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(16) Represents the issuance of 934,165 shares of the Company's common stock to the Seller of the Southeast Portfolio at $13.50 per share attributable to the non-development properties in the Southeast Portfolio based upon the aggregate allocated purchase price. The shares are assumed to have been outstanding from the beginning of each period presented.

(17) Reflects the net decrease in property management fees for the development properties. The Company internally manages its apartment properties at an assumed cost of approximately 2.5% of rental income (based upon 1995 actual information). The Company uses 98% of the amount reported as rental income in calculating the property management fee, as 2% of the amount reported as rental income is assumed to be other income which is not subject to management fee.

(18) Represents the net increase in insurance expense to reflect that the Company insures its apartments for approximately $29.97 per unit more than the historical insurance expense of the 1,312 apartment units for the the development properties contained in Southeast Portfolio. Since the four development properties were under various stages of construction during 1995 and 1996, the weighted average number of units outstanding for both periods presented is used in the calculation of the insurance expense pro forma adjustment. For the twelve months ended December 31, 1995, and the six months ended June 30, 1996, the weighted average number of development units outstanding was 861 and 1,205 (the six months ended June 30, 1996, includes a pro forma adjustment for 182 out of 366 days), respectively.

(19) Reflects the net adjustments to depreciation expense to record the development properties in the Southeast Portfolio acquisition at the beginning of each period presented. Depreciation is computed on a straight-line basis over the useful lives of the related assets based upon the actual purchase price allocations of the Southeast Portfolio. Buildings have been depreciated over 35 years and other improvements over a weighted average life of 6.7 years based upon the initial cost of the development properties in the Southeast Portfolio of $67.0 million. The allocation and useful lives are as follows for the development properties:

        For the twelve months ended December 31, 1995:


                                           Weighted  Average                Twelve Months
                           Allocation of     Allocation of    Useful Life   Depreciation
                           Purchase Price   Purchase Price*     In Years    Adjustment** *
                           --------------  -----------------  -----------  ---------------
        Building           $ 57,967,420     $37,151,197         35         $ 1,061,463
        Other Improvements    4,048,512       2,408,985        6.7             359,550
        Land                  4,952,938       2,938,969        N\A                  --
                           ------------     -----------                    -----------
                           $ 66,968,870     $42,499,151                    $ 1,421,013
                           ============     ===========                    ===========


        For the six  months ended June 30, 1996:


                                           Weighted Average                 Six Months
                           Allocation of   Allocation of      Useful Life   Depreciation
                          Purchase Price   Purchase Price*      In Years    Adjustment***
                          --------------   ---------------    -----------   -------------
        Building           $ 57,967,420    $52,946,714            35        $   752,248
        Other Improvements    4,048,512      3,629,722            6.7           269,395
        Land                  4,952,938      4,460,373            N\A               --
                           ------------    -----------                      ----------
                           $ 66,968,870    $61,036,809                      $ 1,021,643
                           ============    ===========                      ===========


** Since the four development properties were under various stages of construction during 1995 and 1996, the weighted average balance of the purchase price outstanding for both periods presented is used in the calculation for the depreciation expense pro forma adjustment.

*** The six months ended June 30, 1996, includes a pro forma adjustment for 182 out of 366 days. The twelve months ended December 31, 1995 includes a pro forma adjustment for the full year.

(20) Reflects the additional interest expense associated with the acquisition of the development properties contained in the Southeast Portfolio as follows: (i) additional bank debt aggregating $11.2 million used to fund the acquisition at assumed interest rates equal to market rates in effect at the time of the acquisition of 6.01%, (ii) the assumption of various secured debt aggregating $34.6 million bearing a weighted average interest rate of 6.76% which includes one mortgage note, one construction note and seven cross-collateralized notes (See Note 3 of the Notes to the Consolidated Balance Sheet) and (iii) the issuance of a fixed-rate $11.1 million note to the Seller of the Southeast Portfolio bearing interest of 7.10%.

        For the twelve months ended December 31, 1995:


                                                                          Twelve Months
        Development                  Weighted Average  Weighted Average   Interest Expense
        Property         Total Debt  Debt Outstanding  Interest Rate      Adjustment** *
        --------------- ------------ ----------------  ----------------   ----------------
        Morganton Place $ 12,386,796  $ 11,264,470       6.537781%         $   736,446
        Lake Brandt       12,000,041     7,495,453       7.016978%             525,954
        Cape Harbor       16,733,447     2,868,373       6.540838%             187,616
        Stonesthrow       15,781,975    14,919,438       6.684529%             997,294
                        ------------- ------------                        ------------
                        $ 56,902,259  $ 36,547,734                         $ 2,447,310
                        ============= ============                        ============

        For the six  months ended June 30, 1996:


        Development                    Weighted Average   Weighted Average  Interest Expense
        Property          Total Debt   Debt Outstanding    Interest Rate     Adjustment** *
        -----------       ----------   ----------------   ----------------  ---------------
        Morganton Place $ 12,386,796   $  12,386,796        6.537781%             402,698
        Lake Brandt       12,000,041      12,000,041        7.016978%             418,719
        Cape Harbor       16,733,447      11,771,643        6.540838%             382,878
        Stonesthrow       15,781,975      15,781,975        6.684529%             524,593
                        ------------   -------------                        -------------
                        $ 56,902,259   $  51,940,455                        $   1,728,888
                        ============   =============                        =============

** Since the four development properties were under various stages of construction during 1995 and 1996, the interest expense pro forma adjustment is based on the weighted average amount of debt outstanding as determined by the weighted average balance of the purchase price outstanding during each of the periods presented. For the six months ended June 30, 1996, the interest expense adjustment is calculated on 182 out of 366 days.

                                       20




(21) Represents the issuance of 745,675 shares of the Company's common stock to the Seller of the Southeast Portfolio at $13.50 per share attributable to the development properties in the Southeast Portfolio based on the aggregate allocated purchase price. The shares are assumed to have been issued and outstanding from the earlier of the beginning of each period presented or the date on which certificates of occupancy were granted for each unit contained in the development properties. For the twelve months ended December 31, 1995 and the six months ended June
        30, 1996, based upon the weighted average balance of the purchase price outstanding during 1995 and 1996, the weighted average days the stock is assumed to have been outstanding is 215.79 (out of 365 days) and 143.55
        (out of 182 days), respectively.




                                       21





Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                       UNITED DOMINION REALTY TRUST, INC.

Date:     August 30, 1996                   /s/ James Dolphin
       ---------------------                ------------------------------------
                                            James Dolphin, Senior Vice President
                                            Chief Financial Officer

Date:      August 30, 1996                  /s/ Jerry A. Davis
       ---------------------                ------------------------------
                                            Jerry A. Davis, Vice President
                                            Corporate Controller

                                       22







